PLAN AND AGREEMENT OF MERGER

                                       OF

                             STRUPP INVESTMENTS LLC
                    (A NEW JERSEY LIMITED LIABILITY COMPANY)

                                       AND

                               GS MANAGEMENT CORP.
                            (A DELAWARE CORPORATION)

                               ------------------

                  PLAN AND AGREEMENT OF MERGER entered into on March 13, 2000 by Strupp Investments LLC, a limited liability company of the State of New Jersey, and approved by resolution adopted by its Members on said date, and entered into on March 13, 2000 by GS Management Corp., a business corporation of the State of Delaware, and approved by resolution adopted by its Board of Directors on said date.

                  WHEREAS Strupp Investment LLC is a limited liability company of the State of New Jersey with its principal office therein located at 342 Madison Avenue, Suite 1500, City of New York, County of New York; and

                  WHEREAS GS Management Corp. is a business corporation of the State of Delaware with its registered office therein located at c/o Corporation Service Company, 80 State Street, City of Albany, County of Albany; and

                  WHEREAS the New Jersey Limited Liability Company Act permits a merger of a limited liability company of the State of New York with and into a business corporation of another jurisdiction; and

                  WHEREAS the General Corporation Law of the State of Delaware permits the merger of a limited liability company of another jurisdiction with and into a business corporation of the State of Delaware; and

                  WHEREAS Strupp Investments LLC and GS Management Corp. and the respective Members or Boards of Directors thereof declare it advisable and to the advantage, welfare, and best interests of said companies and their respective members or stockholders to merger Strupp Investments LLC with and into GS Management Corp. pursuant to the provisions of the New Jersey Limited Liability Company Act and pursuant to the provisions and of the General Corporation Law of the State of Delaware upon the terms and conditions hereunder set forth;'

                  NOW, THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto, being thereunto duly entered into by Strupp Investments LLC and approved by a resolution adopted by its Members and being thereunto duly entered into by

GS Management Corp. and approved by a resolution adopted by its Board of Directors, the Plan and Agreement of Merger and the terms and conditions thereof and the mode of carrying the same into effect, together with any provisions required or permitted to be se forth therein, are hereby determined and agreed upon as hereinafter in this Plan and Agreement set forth.

         1. Strupp Investments LLC and GS Management Corp. shall, pursuant to the provisions of the New Jersey Limited Liability Company Act and the provisions of the General Corporation law of the State of Delaware, be merged with and into a single corporation, to wit, GS Management Corp., which shall be the surviving corporation from and after the effective time o the merger, and which is sometimes hereinafter referred to as the "surviving corporation", and which shall continue to exist as said surviving corporation under its present name pursuant to the provisions of the General Corporation Law of the State of Delaware. The separate existence of Strupp Investments LLC, which is sometimes hereinafter referred to as the "terminating company", shall cease at said effective time in accordance with the provisions of the New Jersey Limited Liability Company Act.

         2. Annexed hereto and made a part hereto is a copy of the Certificate of Incorporation of the surviving corporation as the same shall be in force and effect at the effective time in the State of Delaware of the merger herein provided for; and said Certificate of Incorporation shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.

         3. The present by-laws of the surviving corporation will be the by-laws of said surviving corporation and will continue in full force and effect until changed, altered or amended as therein provided and in the manner prescribed by the provisions of the General Corporation law of the State of Delaware.

         4. The directors and officers in office of the surviving corporation at the effective time of the merger shall be the members of the first Board of Directors and the first officers of the surviving corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the by-laws of the surviving corporation.

         5. Each percentage interest of the terminating company shall, at the effective time of the merger, be converted into one share of the surviving corporation. The issued shares of the surviving corporation shall not be converted or exchanged in any manner, but each said share which issued as of the effective date of the merger shall continue to represent one issued share of the surviving corporation.

         6. In the event that this Plan and Agreement of Merger shall have been fully approved and adopted upon behalf of the terminating company in accordance with the provisions of the New Jersey Limited Liability Company Act and upon behalf of the surviving corporation in accordance with the provisions of the General Corporation Law of the State of Delaware, the said companies agree that they will cause to be executed and filed and recorded any document or documents prescribed by the laws of the State of New Jersey and by the laws of the State of

Delaware, and that they will cause to be performed all necessary acts within the State of New Jersey and the State of Delaware and elsewhere to effectuate the merger herein provided for.

7. The respective Members and Board of Directors and the proper officers of the terminating company and of the surviving corporation are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan and Agreement of Merger or of the merger herein provided for.

8. The effective time of this Plan and Agreement of Merger, and the time at which the merger herein agreed upon shall become effective in the State of Delaware, shall be March 13, 2000.

                  IN WITNESS WHEREOF, this Plan and Agreement of Merger is hereby executed upon behalf of each of the constituent corporations parties thereto.

Dated:   March 13, 2000

                                                GS MANAGEMENT CORP.

                                                By:/s/ John D. Mazzuto
                                                   -----------------------------
                                                Name:    John D. Mazzuto
                                                Title:   President

                                                STRUPP INVESTMENTS LLC
                                                By:/s/ James J. Strupp
                                                   -----------------------------
                                                Name:    James J. Strupp
                                                Title:   Managing Member

                            CERTIFICATE OF SECRETARY

                                       OF

                               GS MANAGEMENT CORP.

The undersigned, being the Secretary of GS Management Corp., does hereby certify that written consent has been given to the adoption of the foregoing Plan and Agreement of Merger by the holders of all of the outstanding stock of said corporation, in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware

Dated: March 13,2000
                                               By: /s/ John D. Mazzuto
                                                   -----------------------------
                                                   Name: John D. Mazzuto
                                                   Title: Secretary

                              CERTIFICATE OF MERGER

                                       OF

                             STRUPP INVESTMENTS LLC

                               GS MANAGEMENT CORP.

Pursuant to Title 8, Section 264(c)of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is GS Management Corp., a Delaware corporation, and the name of the company being merged into this surviving corporation is Strupp Investments LLC, a New Jersey limited liability company.

SECOND: The Plan and Agreement of Merger has been approved, adopted, certified, executed and acknowledged by the surviving corporation and the merging limited liability company.

THIRD:  The name of the surviving corporation is GS Management Corp.

FOURTH:  The merger is to become effective on March 13,2000.

FIFTH: The Plan and Agreement of Merger is on file at 342 Madison Avenue, Suite 1500, New York, NY, 10173, the place of business of the surviving corporation.

SIXTH: A copy of the Plan and Agreement of Merger will be furnished by the corporation on request, without cost, to any stockholder of any constituent corporation or member of any constituent limited liability company.

SEVENTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 13th day of March, 2000.

                                               GS MANAGEMENT CORP.

                                               By: /s/ John D. Mazzuto
                                                   -----------------------------
                                                   Name: John D. Mazzuto
                                                   Title: President

                              CERTIFICATE OF MERGER

                                       OF

                             STRUPP INVESTMENTS LLC

                               GS MANAGEMENT CORP.

                           ---------------------------

     (Under Section 42: 2B of the New Jersey Limited Liability Company Act)

It is hereby certified that:

FIRST: The name of the surviving corporation is GS Management Corp., a Delaware corporation, and the name of the company being merged into this surviving corporation is Strupp Investments LLC, a New Jersey limited liability company.

SECOND: The address of the surviving corporation is: 342 Madison Avenue, Suite 1500, New York, NY, 10173.

THIRD: A Plan and Agreement of Merger has been approved and executed by each of the companies which are to merge.

FOURTH: All of the Members of Strupp Investments LLC, all of the Directors of GS Management Corp. and the sole stockholder of GS Management Corp. have voted in favor of Strupp Investments LLC merging with and into GS Management Corp.

FIFTH: The name of the surviving corporation in the merger is GS Management Corp., which will continue its existence as said surviving corporation under its present name upon the effective date of said merger as set forth below.

SIXTH:  The effective date of said merger is March 13,2000.

SEVENTH: The Plan and Agreement of Merger is on file at a place of business of the surviving corporation at the address noted above.

EIGHTH: A copy of the Plan and Agreement of Merger shall be furnished by the surviving corporation, on request and without cost, to any member of the aforesaid limited liability company.

NINTH: The surviving corporation agrees that it may be served with process in the State of New Jersey in any action, suit or proceeding for the enforcement of any obligation of the aforesaid limited liability company. The surviving corporation irrevocably appoints the Secretary of State as its agent to accept service of process in any such action, suit or proceeding, and notice of such process shall be forwarded by the Secretary of State to the address of the surviving corporation noted above.

IN WITNESS WHEREOF, the undersigned represent that they are authorized to sign on behalf of the businesses involved, and have executed this Certificate of Merger as of this 13th day of March, 2000.

                                        STRUPP INVESTMENTS LLC
                                        (a New Jersey limited liability company)

                                        By: /s/ James J. Strupp
                                            -----------------------------
                                            Name:  James J. Strupp
                                            Title:  Managing Member

                                        GS MANAGEMENT CORP.
                                        (a Delaware corporation)

                                        By:  /s/ John D. Mazzuto
                                             -----------------------------
                                             Name:  John D. Mazzuto
                                             Title:  President

                               GS MANAGEMENT CORP.

                     ACTION BY WRITTEN CONSENT OF DIRECTORS

                        IN LIEU OF ORGANIZATIONAL MEETING

                       (Pursuant to Section 141(f) of the
                        Delaware General Corporation Law)

                  The undersigned, being all of the directors of GS Management Corp., a Delaware corporation (the "Corporation"), do hereby consent to, approve and adopt the following preambles and resolutions pursuant to Section 141(f)of the Delaware General Corporation Law:

                  WHEREAS, Strupp Investments LLC ("Strupp Investments") is a New Jersey limited liability company;

                  WHEREAS, it is determined to be in the best interests of the Corporation that Strupp Investments merge with and into the Corporation;

                  WHEREAS, the merger would be accomplished pursuant to a Plan and Agreement of Merger substantially in the form attached hereto (the "Merger Agreement")as Exhibit A.

                  NOW, THEREFORE, BE IT

                  RESOLVED, that Strupp Investments merge with and into the Corporation on the terms and conditions set forth in the Merger Agreement;

                  RESOLVED, that the officers of the Corporation be, and they hereby are, authorized and directed to execute, deliver and enter into the Merger Agreement with such changes and modifications thereto as the officers executing the same shall deem necessary or appropriate, such execution to evidence conclusive approval by the Board of Directors of such changes and modifications;

                  RESOLVED, that the officers of the Corporation be, and they hereby are, authorized and directed to execute and file with the Secretary of State of the State of Delaware the Certificate of Merger, substantially in the form annexed hereto as Exhibit B as such Certificate may be amended modified or changed by the officers of the Corporation prior to the filing thereof

                  RESOLVED, that at the Effective Time of the merger, as defined in the Plan and Agreement of Merger, each percentage interest of Strupp Investments shall be automatically converted into one share of the common stock, $. 0l par value per share, of the Corporation; and

                  RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized and directed to take all such further action, and to execute and deliver all such further agreements, instruments and documents in the name of the Corporation and under its corporate seal or otherwise, and to pay all such expenses and taxes, as in their judgement shall be necessary, proper or desirable in order to fully carry out the intent and accomplish the purposes of the foregoing resolutions.

                  IN WITNESS WHEREOF, the undersigned have executed this written consent as of this 13th day of March, 2000.

                                                     /s/ James J. Strupp
                                                     ---------------------------
                                                     James J. Strupp


                                                     /s/ John D. Mazzuto
                                                     ---------------------------
                                                     John D. Mazzuto

                               GS MANAGEMENT CORP.

                  ACTION BY WRITTEN CONSENT OF SOLE STOCKHOLDER

                  The undersigned, being the sole stockholder of GS Management Corp., a Delaware corporation (the "Corporation"), pursuant to Section 228(a)of the General Corporation Law of the State of Delaware, approves, adopts and consents to the following preamble and resolution:

                  WHEREAS, it has been determined by the Board of Directors of the Corporation to be in the best interests of the Corporation that Strupp Investments LLC ("Strupp Investments"), a New Jersey limited liability company, merge with and into the Corporation;

                  WHEREAS, the merger would be accomplished pursuant to a Plan and Agreement of Merger substantially in the form attached hereto (the "Merger Agreement") as Exhibit A.

                  NOW, THEREFORE, BE IT

                  RESOLVED, that Strupp Investments merge with and into the Corporation on the terms and conditions set forth in the Merger Agreement;

                  RESOLVED, that at the Effective Time of the merger, as defined in the Plan and Agreement of Merger, each percentage interest of Strupp Investments shall be automatically converted into one share of the common stock, $. 0l par value per share, of the Corporation.

                  IN WITNESS WHEREOF, the undersigned has executed this written consent as of this 13th day of March, 2000.

                                                GLOBAL SOURCES LIMITED

                                                By:  /s/ John D. Mazzuto
                                                     ---------------------------
                                                     Name:  John D. Mazzuto
                                                     Title: President

                             STRUPP INVESTMENTS LLC

                      ACTION BY WRITTEN CONSENT OF MEMBERS

                  WHEREAS, Strupp Investments LLC (" Strupp Investments")is a New Jersey limited liability company;

                  WHEREAS, GS Management Corp. (the "Corporation") is a Delaware corporation.

                  WHEREAS, it is determined to be in the best interests of Strupp Investments that Strupp Investments merge with and into the Corporation;

                  WHEREAS, the merger would be accomplished pursuant to a Plan and Agreement of Merger substantially in the form attached hereto (the "Merger Agreement")as Exhibit A.

                  NOW, THEREFORE, BE IT

                  RESOLVED, that Strupp Investments merge with and into the Corporation on the terms and conditions set forth in the Merger Agreement;

                  RESOLVED, that the Members of Strupp Investments be, and they hereby are, authorized and directed to execute, deliver and enter into the Merger Agreement with such changes and modifications thereto as the Members executing the same shall deem necessary or appropriate, such execution to evidence conclusive approval by the Board of Managers of such changes and modifications;

                  RESOLVED, that the Members of Strupp Investments be, and they hereby are, authorized and directed to execute and file with the Secretary of State of the State of New Jersey the Certificate of Merger, substantially in the form annexed hereto as Exhibit B, as such Certificate may be amended, modified or changed by the Members of Strupp Investments prior to the filing thereof;

                  RESOLVED, that at the Effective Time of the merger, as defined in the Plan and Agreement of Merger, each percentage interest of Strupp Investments shall be automatically converted into one share of the common stock, $. 0l par value per share, of the Corporation; and

                  RESOLVED, that the Members of Strupp Investments be, and each of them hereby is, authorized and directed to take all such further action, and to execute and deliver all such further agreements, instruments and documents in the name of Strupp Investments and under its seal or otherwise, and to pay all such expenses and taxes, as in their judgement shall be necessary, proper or desirable in order to fully carry out the intent and accomplish the purposes of the foregoing resolutions.

                  IN WITNESS WHEREOF, the undersigned have executed this written consent as of this 13th day of March, 2000.

                                                    /s/ James J. Strupp
                                                    ----------------------------
                                                      James J. Strupp

                                                    /s/  Patrick Strupp
                                                    ----------------------------
                                                      Patrick Strupp